EXHIBIT 99.1

MKS Instruments Reports Third Quarter 2024 Financial Results

•
Quarterly revenue of $896 million, at the high end of guidance
•
Quarterly GAAP net income of $62 million and net income per share of $0.92
•
Quarterly Adjusted EBITDA of $232 million and Non-GAAP net earnings per diluted share of $1.72, exceeding the high-end of guidance

Andover, MA, November 6, 2024 -- MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of enabling technologies that transform our world, today reported third quarter 2024 financial results.

“MKS delivered a strong third quarter with all key financial metrics at or above the high end of our guidance ranges, demonstrating both strong execution and the value of our broad portfolio of market-leading solutions,” said John T.C. Lee, President and Chief Executive Officer. “Our unique role as an enabler of critical technology advances on the chip, wafer and substrate puts us in an excellent position as longer-term secular drivers in semiconductors and advanced electronics take hold, though the overall demand environment remains muted.”

Mr. Lee added, “Ahead of the expected market recovery, we are focused on maintaining strong profit margins and generating healthy cash flow. We are deploying our cash to manage down our debt, as shown by our most recent voluntary principal prepayment of $216 million in October, as well as fund attractive future growth opportunities in our business.”

Fourth Quarter 2024 Outlook

For the fourth quarter of 2024, the Company expects revenue of $910 million, plus or minus $40 million, Adjusted EBITDA of $226 million, plus or minus $23 million, and Non-GAAP net earnings per diluted share of $1.95, plus or minus $0.32.

Conference Call Details

A conference call with management will be held on Thursday, November 7, 2024 at 8:30 a.m. (Eastern Time). To participate in the call by phone, participants should visit the Investor Relations section of MKS’ website at investor.mks.com and click on Events & Presentations, where you will be able to register online and receive dial-in details. We encourage participants to register and dial in to the conference call at least 15 minutes before the start of the call to ensure a timely connection. A live and archived webcast and related presentation materials will be available on the Investor Relations section of the MKS website.

About MKS Instruments

MKS Instruments enables technologies that transform our world. We deliver foundational technology solutions to leading edge semiconductor manufacturing, electronics and packaging, and specialty industrial applications. We apply our broad science and engineering capabilities to create instruments, subsystems, systems, process control solutions and specialty chemicals technology that improve process performance, optimize productivity and enable unique innovations for many of the world's leading technology and industrial companies. Our solutions are critical to addressing the challenges of miniaturization and complexity in advanced device manufacturing by enabling increased power, speed, feature enhancement, and optimized connectivity. Our solutions are also critical to addressing ever-increasing performance requirements across a wide array of specialty industrial applications. Additional information can be found at www.mks.com.

Use of Non-GAAP Financial Results

This press release includes financial measures that are not in accordance with U.S. generally accepted accounting principles (“Non-GAAP financial measures”). These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, MKS’ reported results under U.S. generally accepted accounting principles (“GAAP”), and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

MKS is not providing a quantitative reconciliation of forward-looking Non-GAAP net earnings per diluted share and Adjusted EBITDA to their most directly comparable GAAP financial measures because we are unable to estimate with reasonable certainty the ultimate timing or amount of certain significant items without unreasonable efforts. These items include, but are not limited to, acquisition and integration costs, amortization of intangible assets, restructuring expense, goodwill and intangible asset impairments, excess and obsolescence inventory charges, amortization of deferred financing costs, debt refinancing fees, loss on extinguishment of debt, and the income tax effect of these items. These items are uncertain, depend on various factors, including, but not limited to, the integration of our acquisition of Atotech Limited (“Atotech”), which we acquired in August 2022 (the “Atotech Acquisition”), and the interest rate and refinancing environment, and could have a material impact on GAAP reported results for the relevant period.

For further information regarding these Non-GAAP financial measures, including a change in the fourth quarter of 2023 to the definition of Adjusted EBITDA, please refer to the tables presenting reconciliations of our Non-GAAP results to our GAAP results and the “Notes on Our Non-GAAP Financial Information” at the end of this press release.

Selected GAAP and Non-GAAP Financial Measures

(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	Q3 2024	Q2 2024	Q3 2023	Q3 2024	Q3 2023
Net Revenues
Semiconductor	$378	$369	$367	$1,098	$1,117
Electronics and Packaging	231	229	243	669	691
Specialty Industrial	287	289	322	885	922
Total net revenues	$896	$887	$932	$2,652	$2,730
GAAP Financial Measures
Gross margin	48.2%	47.3%	45.7%	47.8%	45.1%
Operating margin	14.3%	14.4%	12.6%	13.7%	(57.8%)
Net income (loss)	$62	$23	$39	$99	$(1,772)
Diluted income (loss) per share	$0.92	$0.33	$0.58	$1.47	$(26.53)
Non-GAAP Financial Measures
Gross margin	48.2%	47.3%	47.1%	47.8%	45.6%
Operating margin	21.8%	21.7%	21.8%	21.2%	19.3%
Net earnings	$116	$103	$98	$299	$218
Diluted earnings per share	$1.72	$1.53	$1.46	$4.42	$3.25

Additional Financial Information

At September 30, 2024, the Company had $861 million in cash and cash equivalents, $3.5 billion of secured term loan principal outstanding, $1.4 billion of convertible senior notes outstanding and up to $675 million of additional borrowing capacity under a revolving credit facility, subject to certain leverage ratio requirements. During the third quarter of 2024, the Company paid a cash dividend of $15 million or $0.22 per diluted share, completed the repricing of its USD term loan B and its EUR term loan B and made a voluntary prepayment of $110 million, consisting of $69 million to its USD term loan B and €38 million to its EUR term loan B.

In October 2024, the Company made a voluntary prepayment of €200 million, which equates to $216 million, to its EUR term loan B.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the future financial performance, business prospects and growth of MKS Instruments, Inc. (“MKS,” the “Company,” “our,” or “we”). These statements are only predictions based on current assumptions and expectations. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “forecasts,” “continues” and similar expressions) should be considered to be forward-looking statements. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements that we make are the level and terms of our substantial indebtedness; our entry into the chemicals technology business through the Atotech Acquisition, which may expose us to significant additional liabilities; the risk that we are unable to integrate Atotech successfully or realize the anticipated synergies, cost savings and other benefits of the Atotech Acquisition; legal, reputational, financial and contractual risks resulting from the ransomware incident we identified in February 2023, and other risks related to cybersecurity, data privacy and intellectual property; competition from larger, more advanced or more established companies in our markets; the ability to successfully grow our business, including through growth of the Atotech business and growth of the Electro Scientific Industries, Inc. business, which we acquired in February 2019, and financial risks associated with those and potential future acquisitions, including goodwill and intangible asset impairments; manufacturing and sourcing risks, including those associated with limited and sole source suppliers and the impact and duration of supply chain disruptions, component shortages, and price increases; changes in global demand; the impact of a pandemic or other widespread health crisis; risks associated with doing business internationally, including geopolitical conflicts, such as the conflict in the Middle East, trade compliance, regulatory restrictions on our products, components or markets, particularly the semiconductor market, and unfavorable currency exchange and tax rate fluctuations, which risks become more significant as we grow our business internationally and in China specifically; conditions affecting the markets in which we operate, including fluctuations in capital spending in the semiconductor, electronics manufacturing and automotive industries, and fluctuations in sales to our major customers; disruptions or delays from third-party service providers upon which our operations may rely; the ability to anticipate and meet customer demand; the challenges, risks and costs involved with integrating or transitioning global operations of the companies we have acquired; risks associated with the attraction and retention of key personnel; potential fluctuations in quarterly results; dependence on new product development; rapid technological and market change; acquisition strategy; volatility of stock price; risks associated with chemical manufacturing and environmental regulation compliance; risks related to defective products; financial and legal risk management;

and the other important factors described under the heading “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 and any subsequent Quarterly Reports on Form 10-Q, each as filed with the U.S. Securities and Exchange Commission. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise, even if subsequent events cause our views to change, after the date of this press release. Amounts reported in this press release are preliminary and subject to finalization prior to the filing of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

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Company Contact:

Paretosh Misra

Vice President, Investor Relations

Telephone: (978) 284-4705

Email: paretosh.misra@mksinst.com

MKS Instruments, Inc.

Unaudited Consolidated Statements of Operations

(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Net revenues:
Products	$776	$770	$818	$2,301	$2,416
Services	120	117	114	351	314
Total net revenues	896	887	932	2,652	2,730
Cost of revenues:
Products	410	412	446	1,220	1,326
Services	54	56	60	165	173
Total cost of revenues (exclusive of amortization shown separately below)	464	468	506	1,385	1,499
Gross profit	432	419	426	1,267	1,231
Research and development	70	66	71	206	218
Selling, general and administrative	167	161	167	498	514
Acquisition and integration costs	3	2	3	6	14
Restructuring and other	1	2	1	6	13
Fees and expenses related to amendments to the Term Loan Facility	2	—	—	5	—
Amortization of intangible assets	61	61	68	184	225
Goodwill and intangible asset impairments	—	—	—	—	1,827
Gain on sale of long-lived assets	—	—	(2)	—	(2)
Income (loss) from operations	128	127	118	362	(1,578)
Interest income	(6)	(5)	(4)	(17)	(10)
Interest expense	64	79	93	230	266
Loss on extinguishment of debt	5	38	—	52	—
Other expense (income), net	5	(7)	7	(3)	14
Income (loss) before income taxes	60	22	22	100	(1,848)
(Benefit) provision for income taxes	(2)	(1)	(17)	1	(76)
Net income (loss)	$62	$23	$39	$99	$(1,772)
Net income (loss) per share:
Basic	$0.92	$0.34	$0.59	$1.48	$(26.53)
Diluted	$0.92	$0.33	$0.58	$1.47	$(26.53)
Cash dividend per common share	$0.22	$0.22	$0.22	$0.66	$0.66
Weighted average shares outstanding:
Basic	67.4	67.3	66.9	67.2	66.8
Diluted	67.6	67.5	67.1	67.5	66.8

MKS Instruments, Inc.

Unaudited Consolidated Balance Sheets

(In millions)

	September 30,	December 31,
	2024	2023
ASSETS
Cash and cash equivalents	$861	$875
Accounts receivable, net	609	603
Inventories	940	991
Other current assets	258	227
Total current assets	2,668	2,696
Property, plant and equipment, net	770	784
Right-of-use assets, net	247	225
Goodwill	2,567	2,554
Intangible assets, net	2,443	2,619
Other assets	328	240
Total assets	$9,023	$9,118

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt	$50	$93
Accounts payable	306	327
Other current liabilities	425	428
Total current liabilities	781	848
Long-term debt, net	4,758	4,696
Non-current deferred taxes	590	640
Non-current accrued compensation	154	151
Non-current lease liabilities	216	205
Other liabilities	126	106
Total liabilities	6,625	6,646
Stockholders' equity
Common stock	—	—
Additional paid-in capital	2,053	2,195
Retained earnings	428	373
Accumulated other comprehensive (loss) income	(83)	(96)
Total stockholders' equity	2,398	2,472
Total liabilities and stockholders' equity	$9,023	$9,118

MKS Instruments, Inc.

Unaudited Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$62	$23	$39	$99	$(1,772)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	87	86	93	262	301
Goodwill and intangible asset impairments	—	—	—	—	1,827
Unrealized loss (gain) on derivatives not designated as hedging instruments	2	(3)	3	2	23
Amortization of deferred financing costs and original issue discounts	7	8	8	23	23
Gain on sale of long-lived assets	—	—	(2)	—	(2)
Loss on extinguishment of debt	5	38	—	52	—
Stock-based compensation	11	11	13	37	43
Provision for excess and obsolete inventory	16	14	24	41	54
Deferred income taxes	(72)	(59)	(53)	(168)	(173)
Other	2	2	3	5	4
Changes in operating assets and liabilities	43	2	32	(1)	(190)
Net cash provided by operating activities	163	122	160	352	138
Cash flows from investing activities:
Proceeds from sale of long-lived assets	1	—	2	1	3
Purchases of property, plant and equipment	(22)	(26)	(18)	(67)	(53)
Net cash used in investing activities	(21)	(26)	(16)	(66)	(50)
Cash flows from financing activities:
Proceeds from borrowings	—	1,400	—	2,161	1
Payments of borrowings	(123)	(1,269)	(22)	(2,198)	(67)
Purchase of capped calls related to Convertible Notes	—	(167)	—	(167)	—
Payments of deferred financing fees	—	(31)	—	(33)	—
Dividend payments	(15)	(15)	(15)	(44)	(44)
Net payments related to employee stock awards	(1)	(2)	(1)	(12)	(5)
Other financing activities	(5)	(3)	(1)	(10)	(1)
Net cash used in financing activities	(144)	(87)	(39)	(303)	(116)
Effect of exchange rate changes on cash and cash equivalents	13	(4)	(3)	3	(22)
Increase (decrease) in cash and cash equivalents	11	5	102	(14)	(50)
Cash and cash equivalents at beginning of period	850	845	757	875	909
Cash and cash equivalents at end of period	$861	$850	$859	$861	$859

The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Net income (loss)	$62	$23	$39	$99	$(1,772)
Acquisition and integration costs (Note 1)	3	2	3	6	14
Restructuring and other (Note 2)	1	2	1	6	13
Fees and expenses related to amendments to the Term Loan Facility (Note 3)	2	—	—	5	—
Amortization of intangible assets	61	61	68	184	225
Goodwill and intangible asset impairments (Note 4)	—	—	—	—	1,827
Gain on sale of long-lived assets (Note 5)	—	—	(2)	—	(2)
Amortization of deferred financing costs (Note 6)	5	5	6	16	17
Ransomware incident (Note 7)	—	—	2	—	14
Loss on extinguishment of debt (Note 8)	5	38	—	52	—
Excess and obsolete charge from discontinued product line (Note 9)	—	—	13	—	13
Tax effect of Non-GAAP adjustments (Note 10)	(23)	(28)	(32)	(69)	(131)
Non-GAAP net earnings	$116	$103	$98	$299	$218
Non-GAAP net earnings per diluted share	$1.72	$1.53	$1.46	$4.42	$3.25
Weighted average diluted shares outstanding	67.6	67.5	67.1	67.5	66.8

Net cash provided by operating activities	$163	$122	$160	$352	$138
Purchases of property, plant and equipment	(22)	(26)	(18)	(67)	(53)
Free cash flow	$141	$96	$142	$285	$85

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Gross profit	$432	$419	$426	$1,267	$1,231
GAAP gross margin	48.2%	47.3%	45.7%	47.8%	45.1%
Excess and obsolete charge from discontinued product line (Note 9)	—	—	13	—	13
Non-GAAP gross profit	$432	$419	$439	$1,267	$1,244
Non-GAAP gross margin	48.2%	47.3%	47.1%	47.8%	45.6%
Operating expenses	$304	$292	$308	$905	$2,809
Acquisition and integration costs (Note 1)	3	2	3	6	14
Restructuring and other (Note 2)	1	2	1	6	13
Fees and expenses related to amendments to the Term Loan Facility (Note 3)	2	—	—	5	—
Amortization of intangible assets	61	61	68	184	225
Goodwill and intangible asset impairments (Note 4)	—	—	—	—	1,827
Gain on sale of long-lived assets (Note 5)	—	—	(2)	—	(2)
Ransomware incident (Note 7)	—	—	2	—	14
Non-GAAP operating expenses	$237	$227	$236	$704	$718
Income (loss) from operations	$128	$127	$118	$362	$(1,578)
Operating margin	14.3%	14.4%	12.6%	13.7%	(57.8%)
Acquisition and integration costs (Note 1)	3	2	3	6	14
Restructuring and other (Note 2)	1	2	1	6	13
Fees and expenses related to amendments to the Term Loan Facility (Note 3)	2	—	—	5	—
Amortization of intangible assets	61	61	68	184	225
Goodwill and intangible asset impairments (Note 4)	—	—	—	—	1,827
Gain on sale of long-lived assets (Note 5)	—	—	(2)	—	(2)
Ransomware incident (Note 7)	—	—	2	—	14
Excess and obsolete charge from discontinued product line (Note 9)	—	—	13	—	13
Non-GAAP income from operations	$195	$192	$203	$563	$526
Non-GAAP operating margin	21.8%	21.7%	21.8%	21.2%	19.3%
Interest expense, net	$58	$74	$89	$213	$256
Amortization of deferred financing costs (Note 6)	5	5	6	16	17
Non-GAAP interest expense, net	$53	$69	$83	$197	$239
Net income (loss)	$62	$23	$39	$99	$(1,772)
Interest expense, net	58	74	89	213	256
Other expense (income), net (Note 11)	5	(7)	7	(3)	14
(Benefit) provision for income taxes	(2)	(1)	(17)	1	(76)
Depreciation	26	25	25	77	76
Amortization of intangible assets	61	61	68	184	225
Stock-based compensation	11	11	13	37	43
Acquisition and integration costs (Note 1)	3	2	3	6	14
Restructuring and other (Note 2)	1	2	1	6	13
Fees and expenses related to amendments to the Term Loan Facility (Note 3)	2	—	—	5	—
Goodwill and intangible asset impairments (Note 4)	—	—	—	—	1,827
Gain on sale of long-lived assets (Note 5)	—	—	(2)	—	(2)
Ransomware incident (Note 7)	—	—	2	—	14
Loss on extinguishment of debt (Note 8)	5	38	—	52	—
Excess and obsolete charge from discontinued product line (Note 9)	—	—	13	—	13
Adjusted EBITDA (Note 11)	$232	$228	$241	$677	$645
Adjusted EBITDA margin	25.9%	25.7%	25.8%	25.5%	23.6%

MKS Instruments, Inc.

Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate

(In millions)

	Three Months Ended September 30, 2024			Three Months Ended June 30, 2024
	Income Before Income Taxes	(Benefit) Provision for Income Taxes	Effective Tax Rate	Income Before Income Taxes	(Benefit) Provision for Income Taxes	Effective Tax Rate
GAAP	$60	$(2)	(4.0%)	$22	$(1)	(3.6%)
Acquisition and integration costs (Note 1)	3	—		2	—
Restructuring and other (Note 2)	1	—		2	—
Fees and expenses related to amendments to the Term Loan Facility (Note 3)	2	—		—	—
Amortization of intangible assets	61	—		61	—
Amortization of deferred financing costs (Note 6)	5	—		5	—
Loss on extinguishment of debt (Note 8)	5	—		38	—
Tax effect of Non-GAAP adjustments (Note 10)	—	23		—	28
Non-GAAP	$137	$21	15.1%	$130	$27	20.5%

	Three Months Ended September 30, 2023
	Income Before Income Taxes	(Benefit) Provision for Income Taxes	Effective Tax Rate
GAAP	$22	$(17)	(75.3%)
Acquisition and integration costs (Note 1)	3	—
Restructuring and other (Note 2)	1	—
Amortization of intangible assets	68	—
Gain on sale of long-lived assets (Note 5)	(2)	—
Amortization of deferred financing costs (Note 6)	6	—
Ransomware incident (Note 7)	2	—
Excess and obsolete charge from discontinued product line (Note 9)	13	—
Tax effect of Non-GAAP adjustments (Note 10)	—	32
Non-GAAP	$114	$16	14.2%

	Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023
	Income Before Income Taxes	Provision for Income Taxes	Effective Tax Rate	(Loss) Income Before Income Taxes	(Benefit) Provision for Income Taxes	Effective Tax Rate
GAAP	$100	$1	1.2%	$(1,848)	$(76)	4.1%
Acquisition and integration costs (Note 1)	6	—		14	—
Restructuring and other (Note 2)	6	—		13	—
Fees and expenses related to amendments to the Term Loan Facility (Note 3)	5	—		—	—
Amortization of intangible assets	184	—		225	—
Goodwill and intangible asset impairments (Note 4)	—	—		1,827	—
Gain on sale of long-lived assets (Note 5)	—	—		(2)	—
Amortization of deferred financing costs (Note 6)	16	—		17	—
Ransomware incident (Note 7)	—	—		14	—
Loss on extinguishment of debt (Note 8)	52	—		—	—
Excess and obsolete charge from discontinued product line (Note 9)	—	—		13	—
Tax effect of Non-GAAP adjustments (Note 10)	—	69		—	131
Non-GAAP	$369	$70	19.3%	$273	$55	20.1%

MKS Instruments, Inc.
Notes on Our Non-GAAP Financial Information

Non-GAAP financial measures adjust GAAP financial measures for the items listed below. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, MKS’ reported GAAP results, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results. Totals presented may not sum and percentages may not recalculate using figures presented due to rounding.

Note 1: Acquisition and integration costs related to the Atotech Acquisition.

Note 2: Restructuring and other costs primarily related to severance costs due to global cost-saving initiatives.

Note 3: During the three and nine months ended September 30, 2024, we recorded fees and expenses related to an amendment to our term loan facility where we refinanced our existing USD term loan B and EUR term loan B. During the nine months ended September 30, 2024, we recorded fees and expenses related to an amendment to our term loan facility where we borrowed additional amounts under our USD term loan B and EUR term loan B and fully paid our term loan A.

Note 4: During the nine months ended September 30, 2023, we noted softer industry demand, particularly in the personal computer and smartphone markets and concluded there was a triggering event at our Materials Solutions Division, which represents the former Atotech business, and Equipment Solutions Business, which represents the former Electro Scientific Industries business and is a reporting unit of our Photonics Solutions Division. We performed a quantitative assessment which resulted in an impairment of $1.3 billion for our Materials Solutions Division and $0.5 billion for our Equipment Solutions Business.

Note 5: We recorded a gain on the sale of a minority interest investment in a private company.

Note 6: We recorded additional interest expense related to the amortization of deferred financing costs associated with our term loan facility.

Note 7: We recorded costs, net of recoveries, associated with the ransomware incident we identified on February 3, 2023. These costs were primarily comprised of various third-party consulting services, including forensic experts, restoration experts, legal counsel, and other information technology and accounting professional expenses, enhancements to our cybersecurity measures, and costs to restore our systems and access our data.

Note 8: During the three and nine months ended September 30, 2024, we recorded charges to write-off deferred financing fees and original issue discount costs related to the extinguishment of debt on our USD term loan B and EUR term loan B. Additionally, during the nine months ended September 30, 2024, we recorded a charge to write-off deferred financing fees related to the extinguishment of our term loan A.

Note 9: We recorded an excess and obsolescence inventory charge related to a product line that was discontinued.

Note 10: Non-GAAP adjustments are tax effected at applicable statutory rates resulting in a difference between the GAAP and Non-GAAP tax rates.

Note 11: In the fourth quarter of 2023, we modified our definition of Adjusted EBITDA to exclude other (income) expense, net from this Non-GAAP measure. Other (income) expense, net primarily relates to changes in foreign exchange rates. We believe this change enhances investor insight into our operational performance. We have applied this modified definition of Adjusted EBITDA to all periods presented.